Exhibit 99.4

START OF OFFERING

Home Federal Savings and Loan Website Message

Plan of Conversion and Stock Offering Information

We are pleased to announce that materials were mailed on or about [MAIL DATE] regarding Home Federal Savings and Loan’s Plan of Conversion and the related stock offering by Best Hometown Bancorp, Inc. If you were a depositor as of December 31, 2014, March 31, 2016, or ________, 2016, or a borrower as of ________, 2016, you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a depositor or borrower of Home Federal Savings and Loan as of _________, 2016, one or more proxy cards are included in your packet. We encourage you to sign and return ALL proxy cards as promptly as possible.

A prospectus describing Best Hometown Bancorp, Inc.’s stock offering was also enclosed. The subscription offering for eligible customers of Home Federal Savings and Loan has commenced and continues until 12:00 p.m., Central Time, on ________, 2016, at which time your order must be received if you wish to take part in the offering.

Depending upon the outcome of the subscription offering, our best estimate at this time for trading of Best Hometown Bancorp, Inc. stock is early-to- mid July, 2016. However, as described in the prospectus, it could be later. We expect that the stock will be quoted on the OTC Pink Marketplace (www.otcmarkets.com). We will keep you as informed as possible on this site.

Our telephone number at the Stock Information Center is 1-(888) ___-____.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed the Federal Deposit Insurance Corporation or any other government agency.

END OF OFFERING

Home Federal Savings and Loan Website Message

Stock Issuance Information

The Best Hometown Bancorp, Inc. stock offering closed on _______, 2016. The results of the offering are as follows:_______________________________________________.

Interest and refund checks [if applicable] will be mailed to subscribers on or about ________, 2016 by regular mail to the name and address provided on the Stock Order Form submitted. No special mailing instructions will be accepted.

Allocations are available by calling our Stock Information Center at 1-(888) ___-____. [If applicable] Please have your order acknowledgement letter available when calling the Stock Information Center.

Notice to Subscribers not receiving all shares: Please be aware that while we believe the allocations to be final at this time, we reserve the right to make changes to allocations up to the time of trading. We recommend you verify the number of shares you received on the face of the stock ownership statement you will receive, prior to trading your shares. [if applicable]

The transfer agent for Best Hometown Bancorp, Inc. will be [Transfer Agent TBD]. [Transfer Agent TBD]’s phone number for its Investor Relations Department is 1-(___) ___-____.

We anticipate trading to begin on or about ____________, 2016 on the OTC Pink Marketplace (www.otcmarkets.com).

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

VOTE REMINDER NOTICE

Home Federal Savings and Loan Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible customers as of __________, 2016 were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion.

If you received proxy cards but have not voted, please vote by mail, or by following the telephone or internet voting instructions on the proxy card(s). We hope that you will vote “FOR” the Plan of Conversion. If you have questions about voting, please call our Information Center, toll-free, at 1-(888) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

VOTING SITE HYPERLINK (Optional – if hyperlink to voting site is supported)

Home Federal Savings and Loan Website Message

HAVE YOU VOTED YET?

IF NOT, VOTE TODAY!

Our eligible customers as of _______, 2016 were mailed proxy card(s) and other materials requesting them to cast votes to approve our Plan of Conversion. If you received proxy cards but have not yet voted, a quick way to do so is to click on “Vote Now” below. This will link you to our internet voting site.

VOTE NOW (click here)

HYPERLINK= WWW.PROXYVOTENOW.COM/HOMEFED

Thank you for taking a moment to cast your vote online. Have your proxy card in hand so that you can enter online the 10 digit control number printed on your proxy card.

[Home Federal Logo]

Dear Member:

I am pleased to tell you that pursuant to a Plan of Conversion (the “Plan”), Home Federal Savings and Loan Association of Collinsville (“Home Federal”) will convert from the mutual (meaning no shareholders) to the stock form of ownership. To accomplish the conversion, Best Hometown Bancorp, Inc., a newly-formed corporation that will become the parent company of Home Federal, is conducting an offering of shares of its common stock.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by Home Federal’s eligible customers.

NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may have received more than one proxy card, depending on the ownership structure of your accounts. Please vote each proxy card you receive. To cast your vote, please sign each proxy card and return the card(s) in the proxy reply envelope provided. Alternatively, you may vote by telephone or internet, by following the simple instructions on the proxy card.

OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” APPROVAL OF THE PLAN.

Please note:

•	The conversion will not result in changes to account numbers, interest rates or other terms of your accounts with Home Federal.

•	Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Although you may vote on the Plan, we regret that Best Hometown Bancorp, Inc. is unable to offer its common stock to you because the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state’s securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Plan or voting, please refer to the enclosed information or call our Information Center.

Thank you for your continued support as a Home Federal customer.

Sincerely,

Ronnie R. Shambaugh

President and Chief Executive Officer

Questions?

Please call our Information Center, toll-free, at 1-(888) ___-____.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Best Hometown Bancorp Logo]

STOCK OWNERSHIP STATEMENT MAILING LETTER

Dear Shareholder:

I am pleased to welcome you as a shareholder of Best Hometown Bancorp, Inc. Thank you for your investment and your confidence in our organization.

Your stock ownership statement is enclosed. Please review the statement carefully to make sure the registration name and address are correct. If you find an error or have questions about your stock registration, please contact [Transfer Agent TBD], our transfer agent.

Please refer to the reverse side of this letter for information regarding [Transfer Agent TBD], including how to reach them via telephone, internet, mail or email, and procedures to follow if you would like to transfer your shares from [Transfer Agent TBD] into “street name” with a broker.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at [____%] per annum, calculated from the date your order was processed through _______________, 2016.

If your stock order was paid in full or in part by authorizing a withdrawal from a Home Federal Savings and Loan Association of Collinsville deposit account, the withdrawal was made on __________________, 2016. Until then, interest was earned at your contract rate, and the interest remains in your account.

Best Hometown Bancorp, Inc. common stock is quoted on the OTC Pink Marketplace (www.otcmarkets.com) under the trading symbol “[Symbol TBD]”. Should you wish to buy or sell Best Hometown Bancorp, Inc. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Ronnie R. Shambaugh

President and Chief Executive Officer

[Transfer Agent TBD] Information

DETAILS TO BE CONFIRMED WHEN TRANSFER AGENT IS ENGAGED

[Best Hometown Bancorp Logo]

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Conversion (the “Plan”), Home Federal Savings and Loan Association of Collinsville (“Home Federal”) will convert from the mutual (meaning no shareholders) to the stock form of ownership. To accomplish the conversion, Best Hometown Bancorp, Inc., a newly-formed corporation that will become the parent company of Home Federal, is conducting an offering of shares of its common stock. Enclosed are a Prospectus and a Questions and Answers Brochure, with important information about the Plan and the stock offering.

THE STOCK OFFERING:

Our records indicate that you were a depositor of Home Federal as of the close of business on December 31, 2014 or March 31, 2016, whose accounts were subsequently closed. As such, you have a priority right, but no obligation, to buy shares of Best Hometown Bancorp, Inc. common stock during our Subscription Offering, before the shares are made available for sale to the general public.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of Best Hometown Bancorp, Inc. common stock, please complete the enclosed Stock Order Form and return it with full payment. You may submit your order by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Home Federal’s office at 100 East Clay Street, Collinsville, Illinois, or by mail using the reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on ______, 2016. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Best Hometown Bancorp, Inc. shareholder.

Sincerely,

Ronnie R. Shambaugh

President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at 1-(888) ___-____.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR PROMPT ATTENTION.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE VOTE EACH CARD.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

[Optional – Lobby Poster – Vote]

[HOME FEDERAL LOGO]

HAVE YOU VOTED YET?

We wish to remind all eligible customers to vote to approve our

Plan of Conversion.

•   The Plan will not result in changes to our staff or your account relationships with Home Federal Savings.

•   Your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

•   Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan of Conversion.

If you have questions about voting, call our Information Center, toll-free,

at 1-(888) ___-____,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on weekends and bank holidays.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Lobby Poster – Stock Offering]

[BEST HOMETOWN BANCORP LOGO]

OUR STOCK OFFERING EXPIRES

______, 2016.

Best Hometown Bancorp, Inc., the proposed holding company for Home Federal Savings and Loan Association of Collinsville, is conducting a common stock offering.

If you are a Home Federal customer you may have priority rights to participate in the offering.

During the offering shares may be purchased directly from Best Hometown Bancorp, Inc. without paying a sales commission. However, the subscription offering for Home Federal customers is scheduled to expire at 12:00 p.m., Central Time, on ________, 2016.

If you have questions about the stock offering, call our Stock Information Center, toll-free, at 1-(888) ___-____.

The Stock Information Center is open from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday.

This notice is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Optional – Newspaper Ad – Stock Offering]

[BEST HOMETOWN BANCORP LOGO]

Proposed Holding Company for Home Federal Savings and Loan
Association of Collinsville

UP TO [MAXSHARES]
SHARES COMMON STOCK

(subject to increase to [ADJUSTEDMAXSHARES] shares)

$10.00 Per Share

Purchase Price

Best Hometown Bancorp, Inc. is conducting an offering of its common stock. During the offering, shares may be purchased directly from Best Hometown Bancorp, Inc. without payment of a sales commission.

This offering expires at 12:00 p.m., Central Time, on _______, 2016.

To receive a copy of the Prospectus and stock order form, call our Stock Information Center, toll-free, at 1-(888) ___-____.

The Stock Information Center is open from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Home Federal Logo]

Dear Member:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), Home Federal Savings and Loan Association of Collinsville (“Home Federal”) will convert from the mutual (meaning no shareholders) to the stock form of ownership. To accomplish the conversion, Best Hometown Bancorp, Inc., a newly-formed corporation that will become the parent company of Home Federal, is conducting an offering of shares of its common stock. Enclosed are a Prospectus, a Proxy Statement and proxy card(s), and a Questions and Answers Brochure, with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by Home Federal’s eligible customers.

NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may have received more than one proxy card, depending on the ownership structure of your accounts. Please vote each proxy card you receive. To cast your vote, please sign each proxy card and return the card(s) in the proxy reply envelope provided. Alternatively, you may vote by telephone or internet, by following the simple instructions on the proxy card.

OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” APPROVAL OF THE PLAN.

Please note:

•	The proceeds from the sale of common stock by Best Hometown Bancorp, Inc. will support our business strategy.
•	The conversion will not result in changes to account numbers, interest rates or other terms of your accounts with Home Federal.
•	Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	Voting does not obligate you to purchase shares of common stock in our offering, although you have a priority right to do so without the payment of a commission before the shares are offered to the general public.

THE STOCK OFFERING:

As an eligible Home Federal customer, you have a priority right, but no obligation, to buy shares of Best Hometown Bancorp, Inc. common stock during our Subscription Offering, before the shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of Best Hometown Bancorp, Inc. common stock, please complete the enclosed Stock Order Form and return it with full payment. You may submit your order by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Home Federal’s office at 100 East Clay Street, Collinsville, Illinois, or by mail using the reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on ______, 2016. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Home Federal customer.

Sincerely,

Ronnie R. Shambaugh

President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at 1-(888) ___-____.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

[Home Federal Logo]

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for

Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at 1 (800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Central District Office located at One Financial Place, Suite 2700, 440 South LaSalle Street, Chicago, IL 60605.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

•	Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

[BEST HOMETOWN BANCORP LOGO]

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Best Hometown Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(888) ___-____, Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #: ________
Address1	Number of Shares Requested: ____________
Address2	Offering Priority: __(subject to verification)____
City, State Zip	Ownership Type:
Tax Id#:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated _________, 2016, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”

The offering is scheduled to end at 12:00 noon, Central Time, on ___________, 2016. It may take several weeks before stock ownership statements can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

Best Hometown Bancorp, Inc.

Description of Offering Priorities
SUBSCRIPTION OFFERING:
1.	Depositors of Home Federal with aggregate deposit account balances of $50 or more at the close of business on December 31, 2014;
2.	Home Federal tax qualified employee benefit plans;
3.	Depositors of Home Federal with aggregate deposit account balances of $50 or more at the close of business on March 31, 2016; and
4.	Depositors and borrowers of Home Federal at the close of business on [VotingRecordDate];
COMMUNITY OFFERING:
5.	Residents of Madison and St. Clair Counties, Illinois;
6.	Members of the general public

[Best Hometown Bancorp Logo]

Dear Prospective Investor:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Conversion (the “Plan”), Home Federal Savings and Loan Association of Collinsville (“Home Federal”) will convert from the mutual (meaning no shareholders) to the stock form of ownership. To accomplish the conversion, Best Hometown Bancorp, Inc., a newly-formed corporation that will become the parent company of Home Federal, is conducting an offering of shares of its common stock. Enclosed are a Prospectus and a Questions and Answers Brochure, with important information about the stock offering.

THE STOCK OFFERING:

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of Best Hometown Bancorp, Inc. common stock, please complete the enclosed Stock Order Form and return it with full payment. You may submit your order by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Home Federal’s office at 100 East Clay Street, Collinsville, Illinois, or by mail using the reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 12:00 p.m., Central Time, on ______, 2016. If you are considering purchasing common stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, as these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Best Hometown Bancorp, Inc. shareholder.

Sincerely,

Ronnie R. Shambaugh

President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at 1-(888) ___-____.

Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

This letter is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF COLLINSVILLE FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, 2016.

The undersigned member of Home Federal Savings and Loan Association of Collinsville (the “Bank”) hereby appoints the Proxy Committee of the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank (the “Meeting”) to be held at the Bank’s office, located at 100 East Clay Street, Collinsville, Illinois 62234, at __:___ _.m., Central Time, on _______, 2016, and at any and all adjournments or postponements thereof, in accordance with the instructions on the reserve side hereof:

A plan of conversion (the “Plan”) pursuant to which the Bank will convert from the mutual to the stock form of organization. As part of the conversion, a new Maryland corporation named Best Hometown Bancorp, Inc. will become the stock holding company for the Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Bank will no longer have voting rights unless they become stockholders of Best Hometown Bancorp, Inc.; and

such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Note: The Board of Directors is not aware of any other matter that may come before the Meeting.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Bank at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CHOICE IS MADE, A SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL STATED. VOTING FOR APPROVAL OF THE PLAN OF CONVERSION WILL ALSO INCLUDE APPROVAL OF THE ARTICLES OF INCORPORATION AND BYLAWS OF BEST HOMETOWN BANCORP, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATION OF STOCKHOLDER RIGHTS PROVISIONS). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

 IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE RESERVE SIDE.

▲      Detach the proxy voting card here.      ▲

Your Board of Directors unanimously recommends

a vote “FOR” the Plan.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF COMMON STOCK OF BEST HOMETOWN BANCORP, INC. IN THE OFFERING.

A detachable stock order form is on the facing page.

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF COLLINSVILLE FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, 2016.

IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON.

Please vote by marking one of the boxes with an “X”.

		FOR	AGAINST
Approval of a plan of conversion of Home Federal Savings and Loan Association of Collinsville, as stated on the reverse side hereof.	The undersigned acknowledges receipt of a Notice of Special Meeting of Members and attached proxy statement dated ______, 2016, and the prospectus of Best Hometown Bancorp, Inc. prior to the execution of this proxy.	☐	☐

	SIGNATURE		DATE

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

CONTROL NUMBER

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

▲      Detach the proxy voting card here      ▲

Your Board of Directors unanimously recommends

a vote “FOR” the Plan.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Vote by internet or telephone 24 hours a day, 7 days a week.

Internet

www.proxyvotenow.com/homefed

Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.

Telephone

1-( ) ___-____

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.

Mail Mark, sign and date your proxy card and return it in the postage-prepaid proxy card reply envelope provided.

If you vote your proxy by internet or by telephone, you do NOT need to return your proxy card(s) by mail.

Each proxy card has a unique control number.

If you choose to vote by internet or by telephone, please enter the control number from each proxy card.

A detachable stock order form is on the facing page.

[Home Federal Savings Logo]

PLEASE VOTE

THE ENCLOSED PROXY CARD.

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION (THE “PLAN”).

Your Board of Directors urges you to vote “FOR” the Plan.

Please disregard this notice if you have already voted.

If you received more than one of these reminder mailings, please vote each proxy card received!

Please note:

•	Implementation of the Plan will not have any effect on your deposit accounts or loans at Home Federal Savings and Loan Association of Collinsville.

•	Your deposit accounts will not be converted to common stock.

•	Voting on the Plan will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions?

Please call our Information Center, toll-free, at 1-(888) ___-____.

 Hours of Operation: Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time, except bank holidays.

[Best Hometown Bancorp Logo]

Q&A

Questions and Answers

About our Conversion and Stock Offering

This pamphlet answers questions about our conversion and the related common stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

THE CONVERSION

What is the conversion?

Under our Plan of Conversion (the “Plan”), Home Federal Savings and Loan Association of Collinsville (“Home Federal”) will convert from a mutual (meaning no shareholders) to the stock form of ownership, through the sale of shares of Best Hometown Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of Best Hometown Bancorp, Inc. will be owned by shareholders, and Best Hometown Bancorp, Inc. will own Home Federal.

What are the reasons for the conversion and offering?

Our primary reasons for the conversion and offering are: to increase capital to support future growth and profitability; to have greater flexibility to structure and finance the opportunistic expansion of our operations; to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and to offer our customers and employees an opportunity to purchase our stock. See “The Conversion and Offering—Reasons for the Conversion” in the enclosed prospectus for additional discussion of the reasons for the conversion and offering.

Will customers notice any change in Home Federal’s day-to-day activities as a result of the conversion and the offering?

No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, or staff.

Will the conversion and offering affect customers’ deposit accounts or loans with Home Federal?

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Why should I vote on the Plan of Conversion?

Your vote “For” the Plan is extremely important to us. Our Board of Directors has determined that the conversion is in the best interests of Home Federal, our customers and the communities we serve. Although we have received conditional regulatory approval, the Plan cannot be implemented without customer approval. Voting does not require you to purchase common stock in the offering.

What happens if I don’t vote?

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Approval requires the affirmative vote of the majority of all votes eligible to be cast. For this reason, failure to vote all of the proxy cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the stock offering.

How do I vote?

You can vote by mail, internet, or telephone. Detailed voting instructions are included with your proxy card(s). You can also drop off your signed proxy cards at either of Home Federal’s convenient office locations during normal office hours. However you choose to cast your vote, PLEASE VOTE PROMPTLY.

How many votes are available to me?

Depositors at the close of business on [VotingRecordDate] are entitled to one vote for each $100 or fraction thereof on deposit. Borrowers at the close of business on [VotingRecordDate] are entitled to one vote in addition to any votes they may be entitled to as depositors. However, no member may cast more than 1,000 votes. Your proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Why did I receive more than one proxy card?

If you had more than one deposit or loan account as of [VotingRecordDate], you may have received more than one proxy card, depending on the ownership structure of your accounts. These are not duplicate proxy cards. Please promptly vote by returning each proxy card you receive. Your vote will not be counted twice.

More than one name appears on my proxy card. Who must sign?

The names reflect the title of your accounts with Home Federal. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

How many shares are being offered and at what price?

Best Hometown Bancorp, Inc. is offering for sale between [MinShares] and [MaxShares] shares of common stock (subject to increase to [AdjustedMaxShares] shares) at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.

Who is eligible to purchase stock during the stock offering?

Pursuant to our Plan, non-transferable rights to subscribe for shares of Best Hometown Bancorp, Inc. common stock in the Subscription Offering have been granted to eligible customers of Home Federal.

Subscription Offering purchase priorities are as follows:

Priority 1 - Depositors of Home Federal with aggregate deposit account balances of $50 or more at the close of business on December 31, 2014;

Priority 2 - Our tax-qualified employee benefit plans;

Priority 3 - Depositors of Home Federal with aggregate deposit account balances of $50 or more at the close of business on March 31, 2016; and

Priority 4 - Depositors and borrowers of Home Federal at the close of business on [VotingRecordDate] who are not eligible in priorities 1 or 3, above.

Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in Madison and St. Clair Counties, Illinois.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as a customer of Home Federal?

No. Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights to others. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

How may I buy shares during the subscription and community offerings?

Shares can be purchased by delivering a signed and completed original Stock Order Form, together with full payment payable to Best Hometown Bancorp, Inc. or authorization to withdraw funds from one or more of your Home Federal deposit accounts, provided that your order is received before 12:00 p.m., Central Time, on __________, 2016. You may submit your order and payment by overnight delivery to the indicated address on the Stock Order Form, by mail using the return envelope provided, or by bringing your order in person to Home Federal’s office at 100 East Clay Street, Collinsville, Illinois. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

What is the deadline for purchasing shares?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 p.m., Central Time, on _________, 2016, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original Stock Order Form, together with full payment, must be received (not postmarked) by this time.

How may I pay for the shares?

Payment for shares can be remitted in two ways: 1.) Personal check, bank check or money order made payable to Best Hometown Bancorp, Inc.; or 2.) Authorizing us to withdraw available funds from the types of Home Federal deposit accounts designated on the Stock Order Form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing stock in the offering.

Home Federal is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Home Federal line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash or wire transfers. You may not designate withdrawal from Home Federal accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Home Federal retirement account. See information on IRAs below.

Will I earn interest on my funds?

Yes. If you pay by personal check, bank check or money order, you will earn interest at [___%] per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a withdrawal from your Home Federal deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

Are there limits to how many shares I can order?

Yes. The minimum order is 25 shares ($250). No individual, or individuals exercising subscription rights through a single qualifying deposit or loan account held jointly, may purchase more than 10,000 shares ($100,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 12,500 shares ($125,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;
•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or
•	other persons who may be your associates or persons acting in concert with you.

May I use my home federal individual retirement account (“IRA”) to purchase shares?

You may be able to use funds currently held in retirement accounts with Home Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Home Federal or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the __________, 2016 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

May I change my mind after I place my order?

No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by ___________, 2016.

Will the stock be insured?

No. Like any common stock, Best Hometown Bancorp, Inc. common stock will NOT be insured.

Will dividends be paid on the stock?

We do not intend to pay dividends until such time as we are generating sufficient net income to support our strategic growth plan and the payment of any such dividends. No assurances can be given that any dividends will be paid, or that if paid they will not be reduced or eliminated in future periods.

How will Best Hometown Bancorp, Inc. shares trade?

Best Hometown Bancorp, Inc.’s common stock is expected to be quoted on the OTC Pink Marketplace (www.otcmarkets.com) upon conclusion of the stock offering. Once the shares have begun trading, you may contact a firm offering investment services to buy or sell Best Hometown Bancorp, Inc. shares in the future.

If I purchase shares in the offering, when will I receive my shares?

All shares of common stock of Best Hometown Bancorp, Inc. sold in the subscription offering and community offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares sold in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their Stock Order Form as soon as practicable following consummation of the conversion. However, it is expected in most cases that the stock will begin trading before ownership statements will be received in the mail. It is possible that until statements reflecting ownership of the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of your ownership statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Where can I call to get more information?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(888) ___-____. Hours of operation are Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed weekends and bank holidays.

[Raymond James Logo]

To Customers and Friends

of Home Federal Savings and Loan Association of Collinsville

Raymond James & Associates, Inc., a member of the Financial Industry Regulatory Authority, is assisting Home Federal Savings and Loan Association of Collinsville (“Home Federal”) in converting from the mutual to the stock form of ownership. Upon completion of the conversion, Home Federal will be a wholly-owned subsidiary of Best Hometown Bancorp, Inc., a newly formed stock holding company. In connection with the conversion, Best Hometown Bancorp, Inc. is conducting an offering of shares of its common stock.

At the request of Best Hometown Bancorp, Inc., we are enclosing materials explaining the conversion and common stock offering. Please read the enclosed Prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors”. Best Hometown Bancorp, Inc. has asked us to forward the Prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the conversion and the stock offering, please call the Stock Information Center, toll free, at 1-(888) ___-____, Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed weekends and bank holidays.

Very truly yours,

Raymond James & Associates, Inc.

This is letter not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.